Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact:	Robert E. Farnham
Senior Vice President of Finance
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

ANNOUNCES EXPECTED SECOND QUARTER 2013 RESULTS

AND UPDATES 2013 OBJECTIVES

NAPLES, FLORIDA (July 30, 2013) Health Management Associates, Inc. (NYSE: HMA) announced today its expected, unaudited results of operations for the second quarter ended June 30, 2013.

From continuing operations for the second quarter, Health Management expects to report net revenue of approximately $1.464 billion, Adjusted EBITDA of between $190.0 and $195.0 million, and diluted earnings per share (“EPS”) from continuing operations attributable to Health Management Associates, Inc. of between $0.05 and $0.06. Excluding approximately $0.05 of interest rate swap expense, which was also excluded for our 2013 guidance, we expect diluted EPS to be between $0.10 and $0.11. Included in Adjusted EBITDA is an estimated $23.0 million of Medicare and Medicaid Healthcare Information Technology (“HCIT”) payments Health Management expects to recognize for the current quarter, as compared to $2.9 million of HCIT incentive payments recognized during the same quarter a year ago. Adjusted EBITDA is not a GAAP measure and footnote 1 to the 2013 Objective Range table below contains disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

The continuing effects of declines in uninsured admissions and significant increases in observation stays contributed to 6.7% and 2.4% declines in second quarter same hospital admissions and same hospital adjusted admissions, respectively. A significant portion of the inpatient admission decrease in the second quarter is attributable to the continued higher rates of same hospital observation stays which increased approximately 12.0% compared to the second quarter a year ago, representing a 20-21% observation rate. In addition, same hospital net revenue is expected to

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decline by approximately $74.0 million, due to lower revenue per adjusted admission resulting from a shift in payor mix and a reduction in surgeries, increased bad debt, the increased observation stays, and the impact of sequestration.

The Company is also announcing that on June 10, June 26, and July 11, 2013, Health Management received additional subpoenas from the U.S. Department of Health and Human Services, Office of the Inspector General (“OIG”). These subpoenas supplement subpoenas originally received in 2011 regarding certain emergency room operations. In addition, on June 12, 2013, Health Management received an additional subpoena from the OIG which supplements a 2011 subpoena regarding physician relationships. Health Management continues to cooperate in response to the government inquiries.

The following table updates selected information concerning Health Management’s previously announced objectives for the year ending December 31, 2013. These objectives are based on Health Management’s historical operating performance, current trends and other assumptions that management believes are reasonable at this time. These objectives exclude any potential future hospital partnerships and acquisitions that may be completed during the rest of 2013.

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2013 Objective Range

Adjusted Admissions growth (same hospital)	(4.5%) to (3.0%)

Net revenue, including Bayfront (in millions, before bad debt expense)	$6,800 to $7,000

Provision for doubtful accounts as a percentage of net revenue	14.0% to 15.0%

Adjusted EBITDA[1] (in millions)	$850 to $900

Interest expense, net (in millions)	$195 to $205

Income from continuing operations attributable to Health Management Associates, Inc. per share - diluted	$0.59 to $0.70

Net income attributable to noncontrolling interests (in millions)	$19 to $21

Capital expenditures as a percentage of net revenue, after bad debt expense	5.0% to 5.5%

Included in above:

HCIT meaningful use reimbursement in adjusted EBITDA (in millions)	$75 to $85

Not included in above:

Interest rate swap interest expense (in millions)	$75 to $85

1.	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

The updated 2013 annual guidance reflects our expected second quarter results, with continued admission softness expected for the balance of the year. The Company has implemented an observation bed policy and began an ongoing program for our medical staffs and case managers. On cost management, the Company continues to adjust staffing and expenses due to the reduction in volume being experienced. In the second quarter of 2013, the Company saved approximately $29.0 million associated with these efforts; however, the Company anticipates higher legal fees in the remainder for 2013 associated with proxy solicitation and other matters.

Due to the implementation of the Affordable Care Act, the Company will continue to expand the depth and breadth of services in our existing markets and through acquisitions. As recently announced on June 11, 2013, Health Management signed a Letter of Intent for a long-term lease of the Munroe Regional Medical Center, in Ocala, Florida.

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Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 71 hospitals with approximately 11,100 licensed beds in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, the amount and timing of funds under the meaningful use measurement standard of various Healthcare Information Technology incentive programs, other financial items and operating statistics, statements regarding our plans and objectives for future operations, the impact of changes in observation stays, our ability to achieve process efficiencies, factors we believe may have an impact on our deductibles and co-pays, acquisitions, acquisition financing, divestitures, joint ventures, market service development and other transactions, statements of future economic performance, statements regarding our legal proceedings and other loss contingencies (including, but not limited to, the timing and estimated costs of such matters), statements regarding market risk exposures, statements regarding our ability to achieve cost efficiencies and/or reductions, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements regarding the potential impact of health care exchanges, statements of the beliefs or assumptions underlying or relating to any of the foregoing statements, and statements that are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying beliefs or assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

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